UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2012

LNB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13203	34-1406303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

457 Broadway, Lorain, Ohio		44052-1769
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 244-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 13, 2012, LNB Bancorp, Inc. (the “Company”) and its subsidiary, The Lorain National Bank, entered into an underwriting agreement (the “Underwriting Agreement”) with the United States Department of the Treasury (“Treasury”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P. as representatives of the several underwriters named therein (the “Underwriters”) providing for the offer and sale by Treasury of 25,223 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, without par value (the “Series B Preferred Stock”). Under the terms of the Underwriting Agreement, the Underwriters agreed to purchase the Series B Preferred Stock from Treasury at a price of $856.1325 per share, and to sell the Series B Preferred Stock to the public through a modified dutch auction at an initial public offering price of $869.17 per share. The Company will not receive any of the proceeds from the offering. The offering is expected to close on or about June 19, 2012.

The Series B Preferred Stock was issued to the Treasury by the Company on December 12, 2008 in connection with the Company’s participation in the Treasury’s Troubled Asset Relief Program Capital Purchase Program in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

In the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The description of the Underwriting Agreement as contained herein is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 13, 2012, among LNB Bancorp, Inc., The Lorain National Bank, the United States Department of the Treasury, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Sandler O’Neill & Partners, L.P. and the other several Underwriters named in Schedule A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC.

(Registrant)

Date: June 19, 2012	By:	/s/ Gary J. Elek

Gary J. Elek
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 13, 2012, among LNB Bancorp, Inc., The Lorain National Bank, the United States Department of the Treasury, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Sandler O’Neill & Partners, L.P. and the other several Underwriters named in Schedule A thereto.